                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule
13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of NICE-Systems Ltd. is being filed on behalf of each of us.

March 28, 2010

                                          PSAGOT INVESTMENT HOUSE LTD.

                                          /s/ Eli Bavly
                                          ----------------------------
                                          By: Eli Bavly
                                          Title: Vice President

                                          PSAGOT MUTUAL FUNDS LTD.

                                          /s/ Ilan Rokach
                                          ----------------------------
                                          By: Ilan Rokach
                                          Title: Chief Investment Officer

                                          PSAGOT PROVIDENT FUNDS LTD.

                                          /s/ Shlomi Bracha
                                          ----------------------------
                                          By: Shlomi Bracha
                                          Title: Vice President - Investments

                                          PSAGOT EXCHANGE TRADED NOTES LTD.

                                          /s/ Tal Vardi
                                          ----------------------------
                                          By: Tal Vardi
                                          Title: CEO

                                          PSAGOT SECURITIES LTD.

                                          /s/ Shay Yaron
                                          ----------------------------
                                          By: Shay Yaron
                                          Title: CEO